UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2024

Target Corporation
(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Nicollet Mall,	Minneapolis,	Minnesota	55403
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (612) 304-6073

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0833 per share	TGT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2024, Target Corporation (“Target”) announced that Jim Lee has been appointed to the position of Executive Vice President and Chief Financial Officer, effective September 22, 2024. Prior to joining Target, Mr. Lee, 50, held various leadership positions with PepsiCo, Inc., including most recently as deputy chief financial officer from November 2023 to September 2024, senior vice president, corporate finance from October 2022 to November 2023, and chief strategy and transformation officer and senior vice president, PepsiCo Beverages North America, from February 2019 to October 2022.

In connection with his appointment, Mr. Lee will receive an annual base salary of $850,000, will be eligible for a pro-rated annual cash incentive under Target’s Short-Term Incentive Plan for Fiscal 2024 with a target incentive opportunity of 100% of base salary, and will be granted stock-based awards under Target’s 2020 Long-Term Incentive Plan with a pro-rated target payout value of $1.5 million. The stock-based awards will consist of performance share units (60% of grant value) and performance-based restricted stock units (40% of grant value), on terms consistent with the awards granted to Target’s other leadership team members in March 2024. In addition, Mr. Lee will receive a sign-on bonus and stock-based award in consideration for estimated compensation forfeitures from his prior employer. Specifically, Mr. Lee will receive a cash sign-on bonus of $2.2 million, which is subject to repayment in the event of voluntary termination or termination for cause within the first 36 months of employment, and Mr. Lee will be granted a sign-on award of restricted stock units under Target’s 2020 Long-Term Incentive Plan with a target payout value of $6.95 million. This award of restricted stock units will vest in 1/3 increments in September 2025, September 2026, and September 2027, subject to his continued employment through the applicable vesting dates. If Mr. Lee’s employment is involuntarily terminated without cause before an applicable vesting date, Mr. Lee will receive 50% of the unvested restricted stock units. Mr. Lee will also be eligible for benefits under Target’s Income Continuation Plan and other benefits available to members of Target’s leadership team. Mr. Lee will be an “at-will” employee of Target and will have no specified term as Executive Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: September 19, 2024	By:	/s/ Melissa K. Kremer
Name: Melissa K. Kremer
Title: Executive Vice President and Chief Human Resources Officer